Exhibit 99.1

FOR IMMEDIATE RELEASE

AFFINITY GAMING ANNOUNCES NET REVENUE AND ADJUSTED EBITDA GUIDANCE IN CONNECTION WITH PROPOSED AMENDMENT TO CREDIT FACILITY

Las Vegas, NV – December 9, 2013 – Affinity Gaming (the “Company”) is electing to provide selected preliminary financial data for the fiscal year ending December 31, 2013. The Company does not generally release preliminary results and does not expect to provide similar information in the future. The Company expects to provide this data to prospective lenders in connection with seeking proposed amendments to its existing senior secured credit facility, a process which the Company commenced on December 4, 2013. The proposed amendments seek, among other things, to reduce the interest rates applicable to borrowings under the term loan portion of the existing senior secured credit facility.

The selected preliminary financial data presented below (in millions) are based upon the Company’s estimates, and are subject to revision based upon the Company’s financial closing procedures and the completion of its financial statements. The Company’s actual results may be materially different from its estimates. In addition, these estimated results are not necessarily indicative of the Company’s results for the full fiscal year or any future period. The preliminary financial data included in this press release has been prepared by, and is the responsibility of, the management of the Company. The Company’s independent auditor has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, the Company’s independent auditor does not express an opinion or any other form of assurance with respect thereto.

Based on the information available to the management of the Company as of the date of this press release, the Company estimates its net revenue for the fiscal year ending December 31, 2013 will be between $391.4 million and $394.1 million, as compared to $403.2 million for the fiscal year ended December 31, 2012, and estimates its Adjusted EBITDA for fiscal year ending December 31, 2013 will be between $63.5 million and $64.9 million, as compared to $70.7 million for the fiscal year ended December 31, 2012.

	Fiscal Year Ending		Fiscal Year Ended
	December 31, 2013		December 31,
	Low End	High End	2012
Net Revenue
Nevada [1]	$227.0	$232.3	$262.6
Midwest	126.5	123.5	127.9
Colorado	36.8	38.3	12.7
Total net revenue	$390.3	$394.1	$403.2

Adjusted EBITDA [2]
Nevada	$28.9	$29.9	$32.8
Midwest	37.4	37.6	40.9
Colorado	8.5	8.8	7.7
Corporate expense and other	(11.3)	(11.4)	(10.7)
Total adjusted EBITDA	$63.5	$64.9	$70.7

1.
The Company’s continuing operations in Nevada include properties located in Primm (Primm Valley Casino, Resort & Spa; Buffalo Bill’s Resort & Casino; and Whiskey Pete’s Hotel & Casino), Silver Sevens Hotel & Casino (f/k/a Terrible's Hotel & Casino) in Las Vegas, Henderson Casino Bowl in Henderson, and Rail City Casino in Sparks.

2.
The Company uses Adjusted EBITDA, which is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), as a supplemental measure in the evaluation of its business. Management believes that Adjusted EBITDA provides a meaningful measure of its current and past performance because it eliminates the effects of period-to-period changes in taxes, costs associated with capital investments, interest expense, stock compensation expense, and other non-cash and non-recurring items. Affinity Gaming's calculation of Adjusted EBITDA represents income from continuing operations before interest expense; income tax; depreciation and amortization; share-based compensation expense; pre-opening costs; write offs, reserves and recoveries; loss on extinguishment or modification of debt; loss on impairment of assets; gains or losses on the disposition of assets; and restructuring and reorganization costs. Investors should consider Adjusted EBITDA in addition to, not as a substitute for, net income reported in accordance with GAAP, and they should also consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, (ii) whether Adjusted EBITDA has remained at positive levels historically, and (iii) how Adjusted EBITDA compares to our debt outstanding. A reconciliation between operating income from continuing operations and Adjusted EBITDA is provided below in this press release because Adjusted EBITDA excludes some, but not all, items which affect net income (loss) and it may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay income taxes; therefore, it does not reflect the funds generated from or used in operations or actually available for capital investments. In future periods, the calculation of Adjusted EBITDA may be different than in this press release.

The following tables reconcile projected/actual operating income from continuing operations to projected/actual Adjusted EBITDA from continuing operations (in millions):

	Fiscal Year Ending December 31, 2013 - Low End of Range
	Operating Income from Continuing Operations	Depreciation and Amortization	Share-Based Compensation	Write Downs, Reserves and Recoveries	Adjusted EBITDA
Nevada	$11.6	$14.6	$—	$2.7	$28.9
Midwest	27.4	6.9	—	3.1	37.4
Colorado	3.5	5.0	—	—	8.5
Corporate and other	(12.3)	1.0	1.5	(1.5)	(11.3)
Continuing operations	$30.2	$27.5	$1.5	$4.3	$63.5

	Fiscal Year Ending December 31, 2013 - High End of Range
	Operating Income from Continuing Operations	Depreciation and Amortization	Share-Based Compensation	Write Downs, Reserves and Recoveries	Adjusted EBITDA
Nevada	$12.6	$14.6	$—	$2.7	$29.9
Midwest	27.6	6.9	—	3.1	37.6
Colorado	3.8	5.0	—	—	8.8
Corporate and other	(12.4)	1.0	1.5	(1.5)	(11.4)
Continuing operations	$31.6	$27.5	$1.5	$4.3	$64.9

	Fiscal Year Ended December 31, 2012
	Operating Income from Continuing Operations	Depreciation and Amortization	Pre-Opening Expense	Share-Based Compensation	Write Downs, Reserves and Recoveries	Adjusted EBITDA
Nevada	$18.6	$14.2	$—	$—	$—	$32.8
Midwest	34.3	6.7	—	—	(0.1)	40.9
Colorado	5.7	2.0	—	—	—	7.7
Corporate and other	(12.9)	0.4	0.4	2.1	(0.7)	(10.7)
Continuing operations	$45.7	$23.3	$0.4	$2.1	$(0.8)	$70.7

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” “may,” “will” or “should” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods. These statements are based on management's current expectations and assumptions about the industries in which the Company operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in the Company's most recent Annual Report on Form 10-K/A, including under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The Annual Report on Form 10-K/A can be accessed through the “Corporate Information” section of the Company's website at www.affinitygaming.com. The Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. The Company’s casino operations consist of twelve casinos, six of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. Additionally, Affinity Gaming provides consulting services under an agreement to support the operations of the Rampart Casino at the JW Marriott Resort in Las Vegas. For more information about Affinity Gaming, please visit its website: www.affinitygaming.com.

Contact

Affinity Gaming
David D. Ross, Chief Executive Officer
(702) 341-2410

Affinity Gaming
Donna Lehmann, Sr. VP, Chief Financial Officer and Treasurer
(702) 341-2417

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